JETBLUE AIRWAYS CORPORATION

and

WILMINGTON TRUST COMPANY,

As Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 4, 2008

Supplemental to Indenture

Dated as of March 16, 2005

Creating a series of Securities

designated

5.50% Convertible Debentures due 2038 (Series A)

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TABLE OF CONTENTS

(continued)

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JETBLUE AIRWAYS CORPORATION

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of June 4, 2008, between JetBlue Airways Corporation, a corporation organized and existing under the laws of the Delaware (the “Company”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 16, 2005 (the “Base Indenture”), providing for the issuance from time to time of its debt securities in one or more series;

WHEREAS, Section 901(6) of the Base Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 5.50% Convertible Debentures due 2038 (Series A), in an initial aggregate principal amount of $100,625,000;

WHEREAS, the Company proposes by this Second Supplemental Indenture to supplement and amend in certain respects the Base Indenture insofar as it will apply only to the Debentures (and not to any other series of Securities, including, without limitation, any Bearer Securities) to provide for the form, terms and other provisions of the Debentures as a separate series of Securities to be issued under the Indenture;

WHEREAS, all acts and things necessary to duly authorize and reserve for the issuance of shares of Common Stock issuable upon the conversion of the Debentures have been done and performed; and

WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and legal obligations of the Company, and to constitute this Second Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Second Supplemental Indenture and the issuance hereunder of the Debentures have in all respects been duly authorized.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Debentures as follows:

ARTICLE I

DEFINITIONS AND OTHER

PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

For all purposes of the Base Indenture and this Second Supplemental Indenture relating to the series of Securities, consisting of the Debentures, created hereby, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article, (ii) any term that is defined in both the Base Indenture and this Second Supplemental Indenture shall have the meaning assigned to such term in this Second Supplemental Indenture, (iii) any capitalized term that is used in this Second Supplemental Indenture but not defined herein shall have the meaning specified in the Base Indenture and (iii) as used in this Second Supplemental Indenture, the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Second Supplemental Indenture.

“Additional Debentures” has the meaning specified in Section 2.02(a) hereof.

“Additional Shares” has the meaning specified in Section 4.12(a) hereof.

“Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

“Business Combination” has the meaning specified in Section 4.06 hereof.

“close of business” means 5 p.m. (New York City time).

“Closing Sale Price” of Common Stock of the Company or any other security means, as of any date, the reported last sale price per share (or, if no last sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) of such security on such date as reported in composite transactions for by the Nasdaq Global Select Market or, if such security is not listed for trading on the Nasdaq Global Select Market, as reported by the principal other national or regional securities exchange on which such security is listed for trading or, if such security is not listed on a U.S. national or regional securities exchange, as reported by Pink Sheets LLC. If such security is not listed on a U.S. national or regional securities exchange or quoted by Pink Sheets LLC, the “Closing Sale Price” means the average of the mid-point of the last bid and asked prices of such security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. Closing Sale Price shall be determined without reference to extended or after hours trading.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 4.06 hereof, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of the Second Supplemental Indenture, including any Rights attached thereto (namely, the Common Stock, par value $0.01) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company Repurchase Notice” has the meaning specified in Section 5.07(b) hereof.

“Company Repurchase Notice Date” has the meaning specified in Section 5.07(b) hereof.

“Conversion Agent” means any Person authorized by the Company to deliver shares of Common Stock (and any cash in lieu of fractional shares) upon conversion of any Debenture, on behalf of the Company.

“Conversion Date” has the meaning specified in Section 4.02 hereof.

“Conversion Notice” has the meaning specified in Section 4.02 hereof.

“Conversion Price” means, as of any date, an amount equal to $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 4.04 hereof.

“Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Debenture” or “Debentures” has the meaning specified in Section 2.01(a) hereof and includes any Global Debenture.

“Debentureholder” or “Holder” as applied to any Debenture means any Person in whose name at the time such Debenture is registered on the Security Registrar’s books.

“Depositary” means, the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Debentures. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

A “Designated Event” means any Fundamental Change or Termination of Trading.

“Designated Event Expiration Time” has the meaning specified in Section 5.05(b) hereof.

“Designated Event Notice” has the meaning specified in Section 5.05(b) hereof.

“Designated Event Repurchase Date” has the meaning specified in Section 5.05(a) hereof.

“Effective Date” has the meaning specified in Section 4.12(a) hereof.

“Escrow Account” means the escrow account provided for under the Pledge and Escrow Agreement.

“Escrow Agent” means Wilmington Trust Company, in its capacity as escrow agent under the Pledge and Escrow Agreement, and any permitted successors thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-dividend Date” in respect of any distribution or transaction in respect of the Common Stock means the first date on which the shares of the Common Stock trade on the relevant exchange or in the relevant market, regular way, without the means to receive the distribution or participate in the transaction related to the relevant adjustment.

“Expiration Time” has the meaning specified in Section 4.05(e) hereof.

“Final Maturity Date” has the meaning specified in Section 2.08 hereof.

“Fundamental Change” means the occurrence of either of the following: (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company or its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity or (ii) any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which 50% or more of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive, consideration which is not at least 90% common stock or American Depositary Shares in respect of common stock that is listed (or immediately following such transaction or event will be listed) on a United States national securities exchange, other than any transaction or event which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity.

“Global Debenture” means any Debenture that is a Global Security (as defined in the Base Indenture).

“Indenture” means the Base Indenture, as amended by the Second Supplemental Indenture and, if further amended or supplemented as herein provided, as so amended or supplemented.

“Interest” means, when used with reference to the Debentures, any interest payable under the terms of the Debentures.

“Interest Payment Date” has the meaning set forth in the Base Indenture and, with respect to the Debentures only, shall mean April 15th and October 15th.

“Optional Redemption” has the meaning specified in Section 5.01 hereof.

“Pledge and Escrow Agreement” means the Pledge and Escrow Agreement, dated as of June 4, 2008, between the Company and the Escrow Agent.

“Record Date” means the record date established by the Company for a specified purpose.

“Redemption Date” has the meaning specified in Section 5.02 hereof.

“Regular Record Date” has the meaning set forth in the Base Indenture and with respect to the Debentures only shall mean April 1st with respect to the Interest Payment Date on April 15th and October 1st with respect to the Interest Payment Date on October 15th.

“Repurchase Date” has the meaning specified in Section 5.06 hereof.

“Repurchase Notice” has the meaning specified in Section 5.06 hereof.

“Rights” and “Rights Agreement” have the meanings specified in Section 4.11 hereof.

“Scheduled Interest Payments” means the payments of interest on the Debentures scheduled to be made on each of October 15, 2008, April 15, 2009, October 15, 2009, April 15, 2010, October 15, 2010 and April 15, 2011.

“Spin-Off” has the meaning specified in Section 4.05(c) hereof.

“Stock Price” has the meaning specified in Section 4.12(a) hereof.

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms of such stock ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

A “Termination of Trading” shall be deemed to have occurred if the Common Stock (or other common stock into which the Debentures are then convertible) is not listed for trading on a United States national securities exchange.

“Trading Day” (x) if the Common Stock is listed on the Nasdaq Global Select Market, a day on which trades may be made thereon, (y) if the Common Stock is not listed on the Nasdaq Global Select Market but is listed for trading on a national or regional securities exchange, a day on which the principal other national or regional securities exchange on which such security is listed for trading is open for business or (z) if the Common Stock is not listed for trading on any national or regional securities exchange, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

ARTICLE II

THE DEBENTURES

Section 2.01. Designation of Debentures; Establishment of Form.

(a) There shall be a series of Securities designated “5.50% Convertible Debentures due 2038 (Series A)” of the Company (referred to herein as the “Debentures”), and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Second Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Debentures, as evidenced by their execution of the Debentures.

(b) The Debentures shall be Registered Securities and initially be issued in global form as Global Securities.

(c) The Company shall maintain an office or agency where Debentures may be presented for purchase or payment (which shall be the office of the Paying Agent) and an office or agency where Debentures may be presented for conversion (which shall be the office of the Conversion Agent). The Company may have one or more additional Paying Agents and one or more additional Conversion Agents. The Company initially appoints the Trustee as Conversion Agent and Paying Agent in connection with the Debentures.

Section 2.02. Amount.

(a) The Trustee shall initially authenticate and deliver Debentures for original issue in an aggregate principal amount of up to $100,625,000 upon a Company Order for the authentication and delivery of Debentures, without any further action by the Company. The Company may, without the consent of the Holders of the Debentures, issue additional Debentures under the Indenture with the same terms, CUSIP number and other provisions as the Debentures initially issued under the Indenture in an unlimited principal amount (“Additional Debentures”), provided that no Additional Debentures shall be issued unless fungible with the Debentures initially issued under the Indenture for U.S. federal income tax purposes.

(b) The Company may not issue new Debentures to replace Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article IV hereof.

Section 2.03. Interest. Outstanding Debentures shall bear interest at the rate of 5.50% per annum from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from June 4, 2008, payable semiannually in arrears on each Interest Payment Date, to the Persons in whose names the Debentures are registered at the close of business on the Regular Record Date, as the case may be, next preceding such Interest Payment Date. Interest on the Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each payment of cash interest on the Debentures shall include interest accrued through the day before the applicable Interest Payment Date, Redemption Date or Repurchase Date, as the case may be. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day.

Section 2.04. Denominations. Each Debenture shall be in fully registered form without interest coupons in the denominations of $1,000 or any integral multiple thereof.

Section 2.05. Place of Payment. The Place of Payment for the Debentures and the place or places where the Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the Debentures is at the Corporate Trust Office of the Trustee in New York, New York or Wilmington, Delaware (initially Wilmington, Delaware) and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the registered address of such Person (provided that a Holder of Debentures with an aggregate principal amount in excess of $2,000,000 shall, at the written election (timely made and containing appropriate wire transfer information) of such Holder, be paid by wire transfer of immediately available funds), or (ii) by transfer to an account maintained by such Person located in the United States. Notwithstanding the foregoing, payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 2.06. Redemption.

(a) There shall be no sinking fund for the retirement of the Debentures.

(b) The Company, at its option, may redeem the Debentures on or after October 15, 2013 in accordance with the provisions set forth in the Debentures and the provisions of this Second Supplemental Indenture, including, without limitation, Article V hereof.

Section 2.07. Conversion. The Debentures shall be convertible in accordance with the provisions set forth in the Debentures and this Second Supplemental Indenture, including, without limitation, Article IV hereof.

Section 2.08. Stated Maturity. The date on which the principal of the Debentures is due and payable, unless earlier converted, accelerated, redeemed or repurchased pursuant to the Indenture, shall be October 15, 2038 (the “Final Maturity Date”).

Section 2.09. Repurchase. The Debentures shall be repurchased by the Company, at the option of the Holder in accordance with the provisions set forth in the Debentures and this Second Supplemental Indenture, including, without limitation, Article V hereof.

Section 2.10. Pledge and Escrow Agreement. The Company shall maintain the Pledge and Escrow Agreement in full force and effect prior to its expiration in accordance with its terms, shall comply with the terms thereof and shall not amend the Pledge and Escrow Agreement in any manner adverse to the Holders of the Debentures without the consent of the Holder of each Debenture affected thereby. Simultaneously with the original issuance of the Debentures, the Company shall deliver to the Escrow Agent for deposit in the Escrow Account cash in the amount of $15,865,208.

ARTICLE III

AMENDMENTS TO THE BASE INDENTURE

Section 3.01. Provisions Applicable Only to Debentures. The provisions contained in this Second Supplemental Indenture shall apply to the Debentures only and not to any other series of Securities issued under the Base Indenture and any covenants provided herein are expressly being included solely for the benefit of the Debentures and not for the benefit of any other series of Securities issued under the Base Indenture. These amendments shall be effective for so long as there remain any Debentures Outstanding. Any provisions contained in the Base Indenture relating to any Bearer Security shall for purposes of this Indenture be deleted from this Indenture and have no force or effect herein.

Section 3.02. Registration of Transfer and Exchange. Section 305 of the Base Indenture is hereby amended, subject to Section 3.01 hereof and, with respect to the Debentures only, by deleting the first proviso in the third sentence of the sixth paragraph and by inserting instead the following proviso immediately before “; and provided further”:

“provided, however, that neither the Company nor the Trustee nor any Security Registrar shall be required to exchange or register a transfer of (a) any Debentures for a period of fifteen (15) days next preceding any selection of Debentures to be redeemed, (b) any Debentures or portions thereof called for redemption pursuant to Section 5.02 of the Second Supplemental Indenture, (c) any Debentures or portions thereof surrendered for conversion pursuant to Article IV of the Second Supplemental Indenture, (d) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 5.05 of the Second Supplemental Indenture or (e) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 5.06 of the Second Supplemental Indenture”.

Section 3.03. Mutilated, Destroyed, Lost or Stolen Debentures. The third paragraph of Section 306 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 3.01 hereof and, with respect to the Debentures only, to read as follows:

“Notwithstanding the provisions of the previous two paragraphs, in case any Debenture which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Designated Event (and not withdrawn) or has been surrendered for repurchase on a Repurchase Date (and not withdrawn) or is to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to hold each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.”

Section 3.04. Reinstatement. Article Four of the Base Indenture is hereby amended, subject to Section 3.01 hereof and, with respect to the Debentures only, by adding the following Section 403:

“Section 403. Reinstatement.

If the Trustee or the paying agent is unable to apply any money in accordance with Section 402 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 hereof until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 402 hereof; provided that if the Company makes any payment of interest on or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or paying agent.”

Section 3.05. Events of Default. The “Events of Default” in respect of the Debentures shall be as follows rather than as set forth in Section 501 of the Base Indenture:

(a) failure to pay principal of any Debentures when due at maturity, upon redemption, repurchase or otherwise;

(b) failure to pay any interest on Debentures, when due and such failure continues (x) for a period of ten Business Days, for any Interest Payment Date through April 15, 2011, or (y) for any Interest Payment Date thereafter a period of 30 days;

(c) default in the delivery when due of all Common Stock deliverable upon conversion with respect to Debentures, which default continues for 15 days;

(d) failure to provide an Issuer Designated Event Repurchase Notice within the time required to provide such notice as provided in Section 5.05(c) hereof unless the Company remedies such default within ten Business Days;

(e) failure to perform or observe any covenant or warrant of the Company in this Indenture and continuance of such failure for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(f) the Pledge and Escrow Agreement for the Debentures ceasing to be in full force and effect, or enforceable, prior to its expiration in accordance with its terms;

(g) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case,

(B) appoints a Custodian of the Company or for all or substantially all of its property, or

(C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days.

Section 3.06. Acceleration of Maturity; Rescission and Annulment. Section 502 of the Base Indenture is hereby amended, subject to Section 3.01 hereof, and with respect to the Debentures only, by inserting the following paragraphs after the first paragraph thereof:

“Notwithstanding the foregoing, to the extent elected by the Company as provided in this Section 502 hereof, the sole remedy for an Event of Default relating to the failure of the Company to file any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act or of Section 703 hereof, shall for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Additional Interest”) on the relevant debentures in an amount equal to 0.25% of the principal amount of the Debentures. If the Company so elects, Additional Interest shall be payable on all outstanding Debentures on or before the date on which such Event of Default first occurs. On the 181st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 181st day), the Debentures will be subject to acceleration pursuant to this Article Five. Any Additional Interest in respect of the Debentures shall be payable in the same manner and on the same dates as the stated interest payable on the Debentures, beginning on the first Interest Payment Date following the date on which Additional Interest begins to accrue on the Debentures. This paragraph shall not affect the rights of Holders of Debentures in the event of the occurrence of any other Event of Default, including their right to seek acceleration or specific performance. In the event the Company does not elect to pay Additional Interest in accordance with this paragraph, the Debentures shall be subject to acceleration as otherwise provided for in this Article Five. All references to interest herein include Additional Interest if any is payable on the Debentures. To elect to pay Additional Interest pursuant to this paragraph, the Company must (i) notify all Holders of Debentures and the Trustee and Paying Agent of such election and (ii) pay Additional Interest on each Interest Payment Date as of which any Additional Interest is accrued and unpaid, to the Persons in whose names the Debentures are registered at the close of business on the Regular Record Date next preceding such Interest Payment Date.”

Section 3.07. Reports by Company. Section 703 of the Base Indenture is hereby amended, subject to Section 3.01 hereof, and with respect to the Debentures only, by restating clause (1) thereof in its entirety to read as follows:

“file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file information, documents or reports, if any, as required by the provisions of Section 314(a) of the Trust Indenture Act with the Trustee, and it will also file with the Commission information, documents or reports in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that to the extent any such information, documents and reports are filed by the Company electronically on the Commission’s Electronic Data Gathering and Retrieval System (or any successor system), such information, documents and reports shall be deemed delivered to the Trustee at the time of the filing;”

Section 3.08. Debentureholder Lists. Article Seven of the Base Indenture is hereby amended, subject to Section 3.01 hereof and, with respect to the Debentures only, by adding the following Section 705:

“Section 705. Debentureholder Lists.

(a) The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each January 1 and July 1 in each year beginning with July 1, 2008, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the registered Holders of Debentures as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Security Registrar.

(b) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Debentures contained in the most recent list furnished to it as provided in Section 705(a) hereof or maintained by the Trustee in its capacity as Security Registrar or co-registrar in respect of the Debentures, if so acting. The Trustee may destroy any list furnished to it as provided in Section 705(a) hereof upon receipt of a new list so furnished.

(c) The rights of Debentureholders to communicate with other Holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.”

Section 3.09. Supplemental Indentures with Consent of Holders. Section 902 of the Base Indenture is hereby amended, subject to Section 3.01 hereof and, with respect to the Debentures only, by deleting the first paragraph (including clauses (1), (2) and (3) thereof) and replacing it with the following:

“With the consent (evidenced as provided in Section 104 hereof) of the Holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided that no such supplemental indenture shall change the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any amount payable upon redemption or repurchase thereof, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest thereon payable in any coin or currency other than that provided in this Indenture or the Debentures, or change the obligation of the Company to repurchase any Debenture at the option of a Holder upon the happening of a Designated Event in a manner adverse to the Holders of Debentures, or change the obligation of the Company to repurchase any Debenture on a Repurchase Date in a manner adverse to the Holders of Debentures, or reduce the number of shares or the amount of any other property receivable upon conversion of the Debentures, including any Additional Shares, other than in accordance with the terms of the Indenture, or otherwise impair the right of a Holder to convert the Debentures into Common Stock, subject to the terms set forth hereof, including Section 4.06 of the Second Supplemental Indenture, or reduce the quorum or the voting requirements under the Indenture, or modify any of the provisions of this Section 902 or Section 513 hereof, each as amended by this Second Supplemental Indenture, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debenture so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 1002 hereof, in each case, without the consent of the Holder of each Debenture so affected.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.”

Section 3.10. Payment of Principal and Interest. Section 1001 of the Base Indenture is hereby amended and restated in its entirety, subject to Section 3.01 hereof and, with respect to the Debentures only, to read as follows:

“The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including the redemption price upon redemption or the purchase price upon repurchase, in each case pursuant to Article V of the Second Supplemental Indenture), and interest, on each of the Debentures at the places, at the respective times and in the manner provided in this Indenture and in the Debentures.”

ARTICLE IV

CONVERSION OF DEBENTURES

Section 4.01. Right to Convert.

(a) Subject to and upon compliance with the provisions of this Indenture, the Holder of any Debenture not previously redeemed or repurchased shall have the right, at such Holder’s option, to convert the principal amount of the Debenture, or any portion of such principal amount which is a multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted), at the Conversion Rate in effect at such time, at any time prior to the close of business on the Business Day immediately preceding the Final Maturity Date by compliance with Section 4.02 hereof.

(b) A Debenture in respect of which a Holder is electing to exercise its option to require repurchase upon a Designated Event pursuant to Section 5.05(a) hereof or repurchase pursuant to Section 5.06 hereof may be converted only if such Holder withdraws its election in accordance with Section 5.05(b) or Section 5.08 hereof, respectively.

Section 4.02. Conversion Procedures. To convert a Debenture, a Holder must (a) complete and manually sign the Conversion Notice or a facsimile of the Conversion Notice (a “Conversion Notice”) in the form set forth on the reverse of the Debenture and deliver such notice, which shall be irrevocable, to the Conversion Agent, (b) surrender the Debenture to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Security Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required, and (e) if required, pay funds equal to the interest payable on the next Interest Payment Date. The date on which the Holder satisfies all of the foregoing requirements is the “Conversion Date.”

In the case of a Global Debenture, Conversion Notices may be delivered and such Debentures may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time. The Person in whose name a Debenture that is tendered for conversion is registered shall be deemed to be a shareholder of record at the close of business on the applicable Conversion Date.

No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article IV. On conversion of a Debenture, except for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, in which case the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date, that portion of accrued and unpaid interest on the converted Debenture attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the date of original issuance of the Debentures) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange, and in satisfaction of the Company’s obligation to pay, for the Debenture being converted pursuant to the provisions hereof.

If a Holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Debentures converted.

Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Debenture equal in principal amount to the principal amount of the unconverted portion of the Debenture surrendered.

Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Company or its order, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Debentures or portions thereof being surrendered for conversion; provided that no such payment need be made (1) if the Company has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such Regular Record Date relates, (2) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date, (3) if the Company has specified a Designated Event Repurchase Date during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such Regular Record Date relates or (4) if any overdue interest exists on the Conversion Date with respect to the Debentures converted, but only to the extent of such overdue interest.

The Company shall deliver all consideration due upon conversion of any Debenture on the third Business Day following the Conversion Date applicable to such Debenture; provided that if any calculation required in order to determine the number of deliverable shares of Common Stock will not be available to the Company on the Conversion Date, such delivery shall be made on the third Business Day after which the relevant data becomes available to the Company.

Section 4.03. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash at the current market price thereof to the Holder of Debentures. For purposes of this Section 4.03, the “current market price” of a share of Common Stock shall be the Closing Sale Price of the Common Stock on the last Trading Day immediately preceding the day on which the Debentures (or specified portions thereof) are deemed to have been converted.

Section 4.04. Conversion Rate. Each $1,000 principal amount of the Debentures shall be initially convertible into 220.6288 shares of Common Stock (herein called the “Conversion Rate”), subject to adjustment as provided in this Article IV.

Section 4.05. Conversion Rate Adjustment. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) If the Company issues Common Stock as a dividend or distribution on Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x OS1/OS0

where

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate in effect taking such event into account;

OS0 = the number of shares of Common Stock outstanding immediately prior to such event; and

OS1 = the number of shares of Common Stock outstanding immediately after such event.

Any adjustment made pursuant to this Section 4.05(a) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution that is the subject of this Section 4.05(a) is declared but not so paid or made, the new Conversion Rate shall be readjusted, as of the date that is the earlier of the public announcement of non-payment or the date the dividend was to be paid, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all holders of Common Stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase shares of Common Stock, or if the Company issues to all holders of Common Stock securities convertible into Common Stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of Common Stock or a conversion price per share of Common Stock less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (OS0+X)/(OS0+Y)

where

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate taking such event into account;

OS0 = the number of shares of Common Stock outstanding immediately prior to such event;

X = the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this Section 4.05(b), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Common Stock at less than the applicable Closing Sale Price of the Common Stock, and in determining the aggregate exercise or Conversion Price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company. Any adjustment made pursuant to this Section 4.05(b) shall become effective on the date that is immediately after the date fixed for the determination of shareholders entitled to receive such rights, warrants, options, other securities or convertible securities. If any right, warrant, option, other security or convertible security that is the subject of this Section 4.05(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted, as of such expiration date, to the Conversion Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(c) (i) If the Company distributes capital stock, evidences of indebtedness or other assets or property of the Company to all holders of Common Stock, excluding:

(A) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in Section 4.05(a) or (b) above,

(B) dividends or distributions paid exclusively in cash, and

(C) Spin-Offs,

then the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x SP0/(SP0-FMV)

where

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate taking such event into account;

SP0 = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Ex-dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors of the Company) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-dividend Date for such distribution.

An adjustment to the Conversion Rate made pursuant to this Section 4.05(c)(i) shall be made successively whenever any such distribution is made and shall become effective on the Record Date for such distribution.

(ii) If the Company distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the date fixed for determination of holders of Common Stock entitled to receive such distribution shall be adjusted based on the following formula:

CR1 = CR0 x (FMV0+MP0)/MP0

where

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate taking such event into account;

FMV0 = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off; and

MP0 = the average of the Closing Sale Prices of the Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off.

An adjustment to the Conversion Rate made pursuant to this Section 4.05(c)(ii) shall be made successively whenever any such distribution is made and shall become effective on the effective date of the Spin-Off.

If any dividend or distribution that is the subject of this Section 4.05(c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If the Company pays or makes any dividend or distribution consisting exclusively of cash to all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (SP0)/(SP0-C)

where

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate taking such event into account;

SP0 = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days ending on the Trading Day immediately preceding the Ex-dividend Date for such distribution;

C = the amount in cash per share of Common Stock that the Company distributes to holders of Common Stock.

An adjustment to the Conversion Rate made pursuant to this Section 4.05(d) shall become effective on the Ex-dividend Date for such dividend or distribution. If any dividend or distribution that is the subject of this Section 4.05(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted, as of the date that is the earlier of the public announcement of non-payment or the date the dividend was to be paid, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (AC + (SP1 x OS1))/(SP1 x OS0)

where

CR0 = the Conversion Rate in effect immediately prior to the adjustment relating to such event;

CR1 = the new Conversion Rate taking such event into account;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of Common Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

Any adjustment to the Conversion Rate made pursuant to this Section 4.05(e) shall become effective upon the expiration of such tender or exchange offer. If the Company or one of its subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but the Company or the relevant subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f) If the Company has in effect a rights plan while any Debentures remain outstanding, Holders shall receive, upon a conversion of Debentures, in addition to such shares of Common Stock, rights under the Company’s shareholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the rights plan adopted by the Company have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that Holders would not be entitled to receive any rights in respect of Common Stock, if any, that the Company is required to deliver upon conversion of Debentures, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock capital stock, evidences of indebtedness or other assets or property pursuant to Section 4.05(c) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(g) For purposes of this Section 4.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(h) The Company shall be permitted, to the extent permitted by law and the rules of the Nasdaq Global Select Market or any other securities exchange on which the Common Stock is then listed, to increase the Conversion Rate of the Debentures by any amount for a period of at least 20 Business Days if the Company’s Board of Directors determines that such increase would be in the Company’s best interest. If the Company makes a determination to increase the Conversion Rate, it shall be conclusive and the Company shall notify the Holders of the Debentures and the Trustee of the increased Conversion Rate and the period during which it shall be in effect at least 15 days prior to the date the increased Conversion Rate takes effect, in accordance with applicable law. The Company may also, but is not required to, increase the Conversion Rate to avoid or diminish income tax to holders of the Common Stock or rights to purchase shares of the Common Stock in connection with a dividend or distribution of shares of Common Stock or rights to acquire shares of Common Stock or similar events.

(i) The Company shall not take any action that would result in an adjustment pursuant to the above provisions without complying with the shareholder approval rules of the Nasdaq Global Select Market, including Market Rule 4350 (which requires shareholder approval of certain issuances of stock), if applicable, or any stock exchange on which the Common Stock is listed at the relevant time.

(j) The Company shall not be required to make any adjustment to the Conversion Rate in accordance with the provisions of this Section 4.05 if Holders of the Debentures are permitted to participate, on an as-converted basis, in the relevant transaction that would otherwise require such adjustment (assuming for this purpose that each $1,000 principal amount of Debentures were convertible solely into a number of shares of Common Stock equal to the Conversion Rate).

(k) No adjustment in the Conversion Price shall be required to be made unless such adjustment would result in an increase or decrease of at least 1% of the Conversion Price; provided that an adjustment not made pursuant to the foregoing clause shall be carried forward and taken into account in any future adjustment; provided further that all required calculations shall be made to the nearest cent or 1/1,000th of a share, as the case may be. Notwithstanding the foregoing, all adjustments not made previously shall be carried forward and taken into account in any future adjustment.

(l) Notwithstanding anything to the contrary contained herein, in addition to the other events set forth herein on account of which no adjustment to the Conversion Rate shall be made, the applicable Conversion Rate shall not be adjusted for: (i) the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan; (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Company; (iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Debentures were first issued; (iv) a change in the par value of the Common Stock; (v) accumulated and unpaid dividends or distributions; or (vi) as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock.

(m) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Debenture at his last address appearing on the Security Register provided for in Section 305 of the Base Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 4.06. Effect of Reclassification, Consolidation, Merger or Sale. In the case of the following events (each, a “Business Combination”):

(a) any recapitalization, reclassification or change of the Common Stock, other than (A) a change in par value, or from par value to no par value, or from no par value to par value, or (B) as a result of a subdivision or a combination,

(b) any consolidation, merger or combination involving the Company,

(c) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and its Subsidiaries, or

(d) any statutory share exchange,

in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that from and after the effective date of such Business Combination, upon conversion of Debentures, Holders will be entitled to receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that they would have received had they converted their Debentures immediately prior to such Business Combination. For purposes of the foregoing, where a Business Combination involves a transaction that causes the Common Stock to be converted into the right to receive more than a single type of consideration based upon any form of shareholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Debentures, at its address appearing on the Security Register for the Debentures, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The Company shall not become a party to any Business Combination unless its terms are materially consistent with the provisions of this Section 4.06.

None of the provisions of this Section 4.06 shall affect the right of a Holder of Debentures to convert its Debentures in accordance with the provisions of this Article 4 prior to the effective date of a Business Combination.

The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, exchanges, sales and conveyances.

Interest will not accrue on any cash into which the Debentures are convertible.

If this Section 4.06 applies to any event or occurrence, Section 4.05 hereof shall not apply to such event or occurrence.

Section 4.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 4.08. Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue by the Company thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on the Nasdaq Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debenture; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

Section 4.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Debentures to make any calculations under this Article IV, including any calculation made to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article IV. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.06 hereof relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 4.06 or to any adjustment to be made with respect thereto, but, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 4.10. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.05; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Debentures at his address appearing on the Security Register, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, authorization, grant, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 4.11. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Debentures pursuant to this Article IV shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the “Rights”), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a “Rights Agreement”); provided that if such Rights Agreement requires that each share of Common Stock issued upon conversion of Debentures at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article IV there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made with respect to Debentures then outstanding pursuant to Section 4.05(b) hereof (to the extent required thereby) upon the separation of the Rights from the Common Stock.

Section 4.12. Additional Shares.

(a) Subject to the provisions hereof, if a Holder elects to convert its Debentures in connection with a Fundamental Change that occurs prior to October 15, 2013, the Company will issue, in addition to shares of the Common Stock otherwise deliverable upon conversion of such Debentures, an additional number of shares of Common Stock (the “Additional Shares”) as set forth below. The number of Additional Shares shall be determined by reference to the table in Section 4.12(b) below, based on the date on which the Fundamental Change becomes effective (the “Effective Date”) and the average of the Closing Sale Price of the Common Stock on the five Trading Days prior to but not including the Effective Date (the “Stock Price”). A conversion shall be deemed made “in connection with” a Fundamental Change for purposes of this Section 4.12 if the related Conversion Date occurs on or after the Effective Date and prior to the close of business on the Business Day prior to the Designated Event Repurchase Date as defined in Section 5.05.

(b) The Stock Prices set forth in the first row of the table in Section 4.12(b) below shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 4.05(a) through (e). On such date, the Stock Prices shall be adjusted by multiplying:

(i) the Stock Prices applicable immediately prior to such adjustment, by

(ii) a fraction, of which

(A) the numerator shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and

(B) the denominator of which is the Conversion Rate so adjusted.

The number of Additional Shares shall be adjusted in the same manner and for the same events as the Conversion Rate is adjusted as set forth in Section 4.05 hereof. The following table sets forth the Stock Price and number of Additional Shares issuable per $1,000 principal amount of Debentures:

	Stock Price
Effective Date	$ 3.70	$ 4.00	$4.50	$5.00	$6.00	$7.00	$ 8.00	$9.00	$10.00	$12.50	$15.00	$20.00	$25.00	$30.00	$35.00
May 29, 2008	49.64	45.92	40.82	36.73	30.61	26.24	22.68	19.38	16.86	12.65	10.13	7.47	5.98	4.98	4.27
October 15, 2008	49.64	45.92	40.82	36.73	30.61	25.64	21.30	18.09	15.63	11.54	9.10	6.54	5.23	4.36	3.74
October 15, 2009	49.64	45.92	40.82	36.73	27.83	22.01	17.95	14.99	12.75	9.02	6.78	4.34	3.22	2.67	2.29
October 15, 2010	49.64	45.92	39.82	33.18	24.22	18.61	14.84	12.17	10.20	7.01	5.12	3.02	1.91	1.26	0.88
October 15, 2011	49.64	45.92	37.09	29.84	20.52	15.06	11.61	9.30	7.66	5.16	3.74	2.20	1.38	0.88	0.56
October 15, 2012	49.64	43.79	31.62	23.46	13.99	9.24	6.65	5.13	4.16	2.81	2.09	1.27	0.81	0.52	0.32
October 15, 2013	49.64	29.37	1.59	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

(iii) If the exact Stock Price and Effective Date are not set forth on the table above and the Stock Price is:

(A) between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 365/366-day year;

(B) in excess of $35.00 per share (subject to adjustment), no Additional Shares will be issued upon conversion; or

(C) less than $3.70 per share (subject to adjustment), no Additional Shares will be issued upon conversion.

Notwithstanding the foregoing, in no event shall the total number of shares issuable upon conversion of the Debentures as a result of the issuance of Additional Shares pursuant to this section exceed 270.2703 per $1,000 principal amount of Debentures, subject to adjustment in the same manner and for the same event as the Conversion Rate may be adjusted as set forth in Section 4.05 hereof.

Section 4.13. Interest Make Whole Upon Conversion. Holders who convert Debentures prior to April 15, 2011 shall receive for each $1,000 principal amount of Debentures converted, in addition to a number of shares of Common Stock determined pursuant to Section 4.01 and any cash payment payable hereunder in lieu of fractional shares, a cash payment equal to the sum of all Scheduled Interest Payments not yet made in respect of the Debentures converted, excluding any Scheduled Interest Payment for which the Record Date has occurred prior to the Conversion Date (the “Early Conversion Make Whole Amount”); provided, for the avoidance of doubt, that if a Holder converts Debentures after the close of business on any Regular Record Date but prior to the next Interest Payment Date, the entitlement of the Holder of such Debentures on the Regular Record Date corresponding to such Interest Payment Date to receive interest shall not be affected.

ARTICLE V

REDEMPTION AND REPURCHASE OF DEBENTURES

Section 5.01. Redemption of Debentures at the Option of the Company. Except as otherwise provided in Section 5.05 hereof, the Company may not redeem any Debentures prior to October 15, 2013. At any time on or after October 15, 2013, the Debentures may be redeemed at the option of the Company (an “Optional Redemption”), in whole or in part, upon notice as set forth in Section 5.02 hereof, at a Redemption Price equal to 100% of the principal amount of the Debentures to be redeemed, together with accrued and unpaid interest, if any, to, but excluding the Redemption Date; provided that if such Redemption Date falls after a Regular Record Date and on or prior to an Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holders of record of the Debentures on the preceding Regular Record Date instead of the Holders surrendering the Debentures for redemption on such date.

Section 5.02. Notice of Optional Redemption; Selection of Debentures. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 5.01 hereof, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each Holder of Debentures so to be redeemed as a whole or in part at its last address as the same appears on the Security register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Debenture called for redemption.

Each such notice of redemption shall specify: (i) the aggregate principal amount of Debentures to be redeemed, (ii) the CUSIP number or numbers of the Debentures being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Debentures are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Debentures, (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the Holder has a right to convert the Debentures called for redemption, (viii) the Conversion Rate on the date of such notice, (ix) the method of calculating the number of shares to be delivered to the Holder upon conversion pursuant to Article 5 of this Second Supplemental Indenture with respect to any conversions made prior to the Redemption Date and (xi) that the Company will pay cash for fractional interests in shares of Common Stock, if any, as provided in this Second Supplemental Indenture with respect to any conversions made prior to the Redemption Date. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 5.02, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as the Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the Redemption Price, together with accrued interest to, but excluding, the Redemption Date; provided that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 5.02 in excess of amounts required hereunder to pay the Redemption Price and accrued interest to, but excluding, the Redemption Date. If any Debenture called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Debenture and accrued interest thereon to, but excluding, the Redemption Date shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Debentures are to be redeemed pursuant to Section 5.01 hereof, the Company will give the Trustee written notice in the form of an Officers’ Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Debentures to be redeemed.

If less than all of the outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debenture or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Debenture selected for partial redemption is submitted for conversion in part after such selection, the portion of such Debenture submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is submitted for conversion in part before the mailing of the notice of redemption.

Upon any redemption of less than all of the outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures as are unconverted and outstanding at the time of redemption, treat as Outstanding any Debentures surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as Outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

Section 5.03. Payment of Debentures Called for Redemption by the Company. If notice of redemption has been given as provided in Section 5.02, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to (but excluding) the Redemption Date, and on and after said date (unless the Company shall default in the payment of such Debentures at the Redemption Price, together with interest accrued to said date) interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue and, except as provided in Sections 605 and 1003 of the Base Indenture, to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Debentures except the right to receive the Redemption Price thereof and accrued interest to, but excluding, the Redemption Date. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date; provided that if the Redemption Date is an Interest Payment Date, the interest payable on such Interest Payment Date shall be payable to the Holders of record of such Debentures on the applicable Regular Record Date instead of the Holders surrendering such Debentures for redemption on such date.

Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of redemption during the continuance of a default in payment of interest on the Debentures or if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such Redemption Date. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the Redemption Date at a rate equal to 1% per annum plus the rate borne by the Debenture (without duplication of the 1% increase provided for under Section 502 of the Base Indenture, as amended by Section 3.02 hereof) and such Debenture shall remain convertible into Common Stock until the principal and interest shall have been paid or duly provided for.

Section 5.04. Conversion Arrangement on Call for Redemption. In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures by an agreement with one or more investment banks or other purchasers to purchase such Debentures by paying to the Trustee in trust for the Debentureholders, on or before the Redemption Date, an amount not less than the Redemption Price, together with interest accrued to, but excluding, the Redemption Date of such Debentures. Notwithstanding anything to the contrary contained in this Article V, the obligation of the Company to pay the Redemption Price of such Debentures, together with interest accrued to, but excluding, the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Debentures not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article IV) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Debentures shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Debentures. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in the Indenture.

Section 5.05. Repurchase at Option of Holders Upon a Designated Event.

(a) If there shall occur a Designated Event at any time prior to maturity of the Debentures, then each Debentureholder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Debentures for cash, or any portion thereof that is a multiple of $1,000 principal amount, on the date (the “Designated Event Repurchase Date”) that is not fewer than thirty (30) nor more than sixty (60) days after the date of the Designated Event Notice (as defined in Section 5.05(b)) of such Designated Event at a purchase price equal to 100% of the principal amount thereof, together with accrued interest to, but excluding, the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a Regular Record Date and on or prior to an Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holders of record of the Debentures on the Regular Record Date instead of the Holders surrendering the Debentures for repurchase on such date.

Upon presentation of any Debenture repurchased in part only, the Company shall execute and, upon the Company’s written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the unpurchased portion of the Debentures presented.

(b) On or before the tenth day after the effective date of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give the notice described in this sentence, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of record on the effective date of the Designated Event or post on its website a notice (the “Designated Event Notice”) of the occurrence of such Designated Event and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section 5.02 (without regard for the time limits set forth therein). If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Notice to the Trustee at such time as it is mailed to Debentureholders. Concurrently with the mailing of any Designated Event Notice, the Company shall issue a press release announcing such Designated Event referred to in the Designated Event Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the repurchase of any Debenture which any Debentureholder may elect to have the Company repurchase as provided in this Section 5.05.

Each Designated Event Notice shall specify the circumstances constituting the Designated Event, the Designated Event Repurchase Date, the price at which the Company shall be obligated to repurchase Debentures, that the Holder must exercise the repurchase right on or prior to the close of business on the Designated Event Repurchase Date (or, if such day is not a Business Day, the next succeeding Business Day) (the “Designated Event Expiration Time”), that the Holder shall have the right to withdraw any Debentures surrendered prior to the Designated Event Expiration Time, a description of the procedure which a Debentureholder must follow to exercise such repurchase right and to withdraw any surrendered Debentures, the place or places where the Holder is to surrender such Holder’s Debentures, the amount of interest accrued on each Debenture to (but excluding) the Designated Event Repurchase Date and the CUSIP number or numbers of the Debentures (if then generally in use).

No failure of the Company to give the foregoing notices and no defect therein shall limit the Debentureholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 5.05.

(c) For a Debenture to be so repurchased at the option of the Holder pursuant to this Section 5.05, (i) the Company must receive at the office or agency of the Company maintained for that purpose pursuant to Section 2.01 hereof the Holder’s duly completed repurchase notice in the form set forth on the reverse of the Debenture entitled “Option to Elect Repayment Upon A Designated Event” (a “Designated Event Repurchase Notice”) on or before the Designated Event Expiration Time and (ii) delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) must have occurred at any time after delivery of the applicable Designated Event Repurchase Notice and the Designated Event Expiration Time (together with all necessary endorsements) at the office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the purchase price therefor; provided that such purchase price shall be so paid pursuant to this Section 5.05 only if the Debenture so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Designated Event Repurchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 5.05, a portion of a Debenture, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 5.05 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Designated Event Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the completed form entitled “Option to Elect Repayment Upon a Designated Event” contemplated by this Section 5.05 shall have the right to withdraw such election at any time prior to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee in New York City (or other Paying Agent appointed by the Company) in accordance with the Designated Event Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date, specifying:

(i) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

(ii) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Debenture which remains subject to the original election and which has been or will be delivered for purchase by the Company.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(d) On or prior to the Designated Event Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as the Paying Agent, set aside, segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of money sufficient to repurchase on the Designated Event Repurchase Date all the Debentures to be repurchased on such date at the appropriate Repurchase Price, together with accrued interest to, but excluding, the Designated Event Repurchase Date; provided that if such payment is made on the Designated Event Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time, on such date. Payment for Debentures surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the Designated Event Repurchase Date. If the Trustee or other Paying Agent appointed by the Company, or the Company, if the Company is acting as the Paying Agent, on the Business Day following the Designated Event Repurchase Date, holds cash sufficient to pay the aggregate purchase price of all the Debentures, or portions thereof, that are to be repurchased as of the Designated Event Repurchase Date, on or after the Designated Event Repurchase Date (i) such Debentures will cease to be outstanding, (ii) interest on such Debentures will cease to accrue, and (iii) all other rights of the Holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or other Paying Agent, other than the right to receive the Repurchase Price, together with accrued interest to, but excluding, the Designated Event Repurchase Date, upon delivery of the Debentures.

(e) The Company shall comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the redemption rights of the Holders of Debentures in the event of a Designated Event.

Section 5.06. Repurchase of Debentures by the Company at Option of the Holder. Debentures shall be purchased by the Company for cash pursuant to the terms of the Debentures at the option of the Holder on October 15, 2013, October 15, 2018, October 15, 2023, October 15, 2028 and October 15, 2033 (each, a “Repurchase Date”), at a purchase price of 100% of the principal amount, subject to the provisions of Section 5.07 hereof. On the relevant Purchase Date, the Company shall pay accrued and unpaid interest on such repurchased Debentures to, but excluding, the relevant Repurchase Date to the Holder from whom such Debentures are purchased; provided that if such Repurchase Date falls after a Regular Record Date and on or prior to an Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holders of record of the Debentures on the Regular Record Date instead of the Holders surrendering the Debentures for purchase on such date. Repurchases of Debentures under this Section 5.06 shall be made, at the option of the Holder thereof, upon:

(a) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed Repurchase Notice (a “Repurchase Notice”) in the form set forth on the reverse of the Debenture during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the applicable Repurchase Date until the close of business on the Business Day immediately preceding such Repurchase Date; and

(b) delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the applicable Repurchase Notice (together with all necessary endorsements) at the office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the purchase price therefor; provided that such purchase price shall be so paid pursuant to this Section 5.06 only if the Debenture so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 5.06, a portion of a Debenture, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 5.06 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Repurchase Notice contemplated by this Section 5.06 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 5.08 hereof.

Accrued and unpaid interest will be paid up to, but excluding, the repurchase date to the record holder of the relevant debentures on the close of business on the corresponding record date; unless such repurchase date falls after a regular record date and on or prior to the corresponding interest payment date, in which case the full amount of accrued and unpaid interest will be paid on such interest payment date to the holder of record at the close of business on the corresponding regular record date.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Notwithstanding the foregoing, the Company shall not repurchase any Debentures if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to the applicable Repurchase Date.

Section 5.07. Procedures for the Repurchase of Debentures.

(a) At least three Business Days before each Company Repurchase Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i) the information required by Section 5.07(b) in the Company Repurchase Notice, and

(ii) whether the Company desires the Trustee to give the Company Repurchase Notice required by Section 5.07(b).

(b) In connection with any repurchase of Debentures, the Company shall, no less than 20 Business Days prior to each Repurchase Date, give notice to Holders at their addresses shown in the Security Register and, as required by applicable law, to beneficial owners of the Debentures (with a copy to the Trustee) not less than 20 Business Days prior to such Repurchase Date (the “Company Repurchase Notice Date”) setting forth information specified in this Section 5.07(b) (the “Company Repurchase Notice”).

Each Company Repurchase Notice shall:

(1) state the repurchase price and the Repurchase Date to which the Company Repurchase Notice relates;

(2) include a form of Repurchase Notice;

(3) state the name and address of the Trustee (or other Paying Agent or Conversion Agent appointed by the Company);

(4) state that Debentures must be surrendered to the Trustee (or other Paying Agent appointed by the Company) to collect the purchase price;

(5) state that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Second Supplemental Indenture; and

(6)	state the CUSIP number of the Debentures.

Company Repurchase Notices may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense.

(c) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the Holders of Debentures.

Section 5.08. Effect of Repurchase Notice. Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Repurchase Notice specified in Section 5.06 hereof, the Holder of the Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the purchase price and accrued and unpaid interest up to, but excluding, the relevant Repurchase Date, with respect to such Debenture. Such purchase price shall be paid to such Holder, subject to receipt of funds and/or Debentures by the Trustee at its Corporate Trust Office in New York City (or other Paying Agent appointed by the Company), promptly following the later of (x) the Repurchase Date with respect to such Debenture (provided the Holder has satisfied the conditions in Section 5.06) and (y) the time of delivery of such Debenture to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 5.06. Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article IV hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee in New York City (or other Paying Agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date, specifying:

(a) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

(b) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

Section 5.09. Deposit of Purchase Price.

(a) Prior to 10:00 a.m. (New York City Time) on the Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company; or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate purchase price of all the Debentures or portions thereof that are to be purchased as of the Repurchase Date.

(b) If the Trustee or other Paying Agent appointed by the Company, or the Company or a subsidiary or affiliate of either of them if such entity is acting as the Paying Agent, holds cash sufficient to pay the aggregate purchase price of all the Debentures, or portions thereof that are to purchased as of the Repurchase Date, on or after the Repurchase Date (i) the Debentures will cease to be outstanding, (ii) interest on the Debentures will cease to accrue, and (iii) all other rights of the Holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or other Paying Agent, other than the right to receive the purchase price, together with accrued and unpaid interest on such repurchased Debentures up to, but excluding, the relevant Repurchase Date, as and to the extent provided in Section 5.08 hereof, upon delivery of the Debentures.

Section 5.10. Debentures Repurchased in Part. Upon presentation of any Debenture repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.

Section 5.11. Repayment to the Company. The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remain unclaimed, together with interest, if any, thereon, held by them for the payment of the purchase price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.09 hereof exceeds the aggregate purchase price of the Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date, together with accrued and unpaid interest on such repurchased Debentures up to, but excluding, the relevant Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01. Integral Part. This Second Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Debentures only as provided in Section 3.01 hereof.

Section 6.02. Adoption, Ratification and Confirmation. The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Indenture is inconsistent herewith.

Section 6.03. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 6.04. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

Section 6.05. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

Section 6.06. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.07. Severability of Provisions. In case any provision in this Second Supplemental Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.08. Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 6.09. Benefit of Supplemental Indenture. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Conversion Agent and their successors hereunder, and the Holders of the Debentures, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

Section 6.10. Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Second Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Second Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Second Supplemental Indenture and the Trustee makes no representation with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

JETBLUE AIRWAYS CORPORATION,
as Issuer
By:
Name:
Title:

WILMINGTON TRUST COMPANY,
as Trustee
By:
Name:
Title:

ANNEX A

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] [1]

JETBLUE AIRWAYS CORPORATION

5.50% CONVERTIBLE DEBENTURE DUE 2038

CUSIP:
No.	$

JetBlue Airways Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to      or its registered assigns, the principal sum of dollars ($) [as such amount may be adjusted on Schedule I hereto] [1] on October 15, 2038 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on April 15 and October 15 of each year, commencing October 15, 2008, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 5.50%, from the most recent Interest Payment Date to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Debentures, in which case from June 4, 2008 until payment of said principal sum has been made or duly provided for. Except as otherwise provided in the Indenture, the interest payable on the Debenture pursuant to the Indenture on any Interest Payment Date will be paid to the Person entitled thereto as it appears in the Security Register at the close of business on the Regular Record Date, which shall be the April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such

[1] Include for Global Debentures Only.

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Person (provided that the Holder of Debentures with an aggregate principal amount in excess of $2,000,000 shall, at the written election (timely made and containing appropriate wire transfer information) of such Holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Company promises to pay interest on overdue principal (to the extent that payment of such interest is enforceable under applicable law) at the rate of 5.50%, per annum.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Debenture the right to convert this Debenture into shares of Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York without reference to its principles of conflict of laws.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

[SEAL]	JETBLUE AIRWAYS CORPORATION
By:

Attest:
By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures referred to in the within-named Indenture.

Dated:	WILMINGTON TRUST COMPANY,
as Trustee
By:
Authorized Officer

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FORM OF REVERSE OF DEBENTURE

JETBLUE AIRWAYS CORPORATION

5.50% CONVERTIBLE DEBENTURE DUE 2038

This Debenture is one of a duly authorized issue of a series of Securities of the Company, designated as its 5.50% Convertible Debentures due 2038 (Series A) (herein called the “Debentures”), issued and to be issued under and pursuant to an Indenture dated as of March 16, 2005, as amended and supplemented by a Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of June 4, 2008 (as so amended and supplemented, herein called the “Indenture”), between the Company and Wilmington Trust Company, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures.

The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

On the date hereof, the Company deposited $15,865,208 of the net proceeds from the initial sale hereof in the Escrow Account with the Escrow Agent.

At any time on or after October 15, 2013 and prior to maturity, the Debentures may be redeemed at the option of the Company, in whole or in part, upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the Redemption Date to the Holders of Debentures at their last registered addresses, all as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of the Debentures to be redeemed, together with accrued and unpaid interest to, but excluding, the Redemption Date; provided that if such Redemption Date falls after a Regular Record Date and on or prior to an Interest Payment Date, then the interest payable on such date shall be paid to the Holders of record on the preceding Regular Record Date. The Debentures will be redeemable in multiples of $1,000 principal amount.

The Company may not give notice of any redemption of the Debentures if a default in the payment of interest on the Debentures has occurred and is continuing, or if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date. The Debentures are not subject to redemption through the operation of any sinking fund. In case an Event of Default shall have occurred and be continuing, the principal of, and accrued interest on, all Debentures may be declared by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

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If a Designated Event occurs at any time prior to maturity of the Debentures, the Holders of Debentures, at their option, can require the Company to repurchase all or a portion of their Debentures on a Designated Event Redemption Date at a repurchase price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date occurs after a Regular Record Date and on or prior to an Interest Payment Date, then the interest payable on such date shall be paid to the Holder of record of this Debenture on the preceding Regular Record Date instead of to the Holders surrendering the Debenture for redemption on such date. The Debentures will be repurchased in multiples of $1,000 principal amount. The Company shall mail to all Holders of record of the Debentures and post on its website a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the 10th day after the Effective date of such Designated Event. For a Debenture to be so repurchased at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Debenture with the form entitled “Option to Elect Repayment Upon a Designated Event” on the reverse thereof duly completed, together with such Debenture, duly endorsed for transfer, on or before the close of business on the Designated Event Expiration Time. The Designated Event Repurchase Date shall be the Business Day selected by the Company, which date shall be no less than thirty (30) days nor more than sixty (60) days after the date of the notice of the Designated Event.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held by such Holder on October 15, 2013, October 15, 2018, October 15, 2023, October 15, 2028 and October 15, 2033, in whole multiples of $1,000 at a repurchase price of 100% of the principal amount of such Debenture. On the relevant Purchase Date, the Company shall pay accrued and unpaid interest on such repurchased Debentures to, but excluding, the relevant Repurchase Date to the Holder from whom such Debentures are purchased; provided that if such Repurchase Date falls after a Regular Record Date and on or prior to an Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the Holders of record of the Debentures on the Regular Record Date instead of the Holders surrendering the Debentures for purchase on such date. To exercise such right, a Holder shall deliver to the Company such Debenture with the form entitled “Repurchase Notice” on the reverse thereof duly completed at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Business Day immediately preceding such Repurchase Date, and shall deliver the Debentures, duly endorsed for transfer, to the Trustee (or other Paying Agent appointed by the Company) as set forth in the Indenture.

Holders have the right to withdraw any repurchase notice by delivering to the Trustee (or other Paying Agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date or Repurchase Date, as the case may be, all as provided in the Indenture.

Subject to compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of the Debentures into 220.6288 shares of the Common Stock, subject to adjustment as provided in the Indenture. A Debenture in respect of which a Holder is exercising its right to require repurchase upon a Designated Event or

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repurchase on a Repurchase Date may be converted only if such Holder withdraws its election to exercise either such right in accordance with the terms of the Indenture. The Conversion Rate for the Debentures on any Conversion Date shall be determined as set forth in the Indenture and shall be adjusted as set forth in Article IV of the Second Supplemental Indenture. The Company shall deliver cash in lieu of issuing any fractional share of Common Stock upon conversion of a Debenture as provided in the Second Supplemental Indenture.

A Holder may convert a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Debenture, except for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, in which case the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date, that portion of accrued and unpaid interest on the converted Debenture attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from June 4, 2008) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), in exchange, and in satisfaction of the Company’s obligations to pay for the Debenture being converted pursuant to the provisions hereof.

Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Company or its order, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Debentures or portions thereof being surrendered for conversion; provided that no such payment need be made (1) if the Company has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such Regular Record Date relates, (2) in connection with a conversion following the Regular Record Date preceding the Final Maturity Date, (3) if the Company has specified a Designated Event Repurchase Date during the period from the close of business on a Regular Record Date to the close of business on the Business Day immediately preceding the Interest Payment Date to which such Regular Record Date relates or (4) if any overdue interest exists on the Conversion Date with respect to the Debentures converted, but only to the extent of such overdue interest.

Subject to the provisions of the Indenture, if a Holder elects to convert its Debentures in connection with a Fundamental Change that occurs prior to October 15, 2013, the Company will issue, in addition to shares of the Common Stock otherwise deliverable upon conversion of such Debentures, an additional number of shares of Common Stock as set forth in the Indenture.

Holders who convert Debentures prior to April 15, 2011 shall receive for each $1,000 principal amount of Debentures converted, in addition to a number of shares of Common Stock determined pursuant to Section 4.01 of the Second Supplemental Indenture and any cash

A-6

payment payable thereunder in lieu of fractional shares, a cash payment equal to the sum of all Scheduled Interest Payments not yet made in respect of the Debentures converted, excluding any Scheduled Interest Payment for which the Record Date has occurred prior to the Conversion Date; provided, for the avoidance of doubt, that if a Holder converts Debentures after the close of business on any Regular Record Date but prior to the next Interest Payment Date, the entitlement of the Holder of such Debentures on the Regular Record Date corresponding to such Interest Payment Date to receive interest shall not be affected.

To convert a Debenture, a Holder must (a) complete and manually sign the conversion notice set forth below or a facsimile thereof and deliver such irrevocable notice to a Conversion Agent, (b) surrender the Debenture to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if required pay funds equal to the interest payable on the next Interest Payment Date.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debentures; provided that no such supplemental indenture shall (i) change the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any amount payable upon redemption or repurchase thereof, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest thereon payable in any coin or currency other than that provided in the Indenture or the Debentures, change the obligation of the Company to repurchase any Debenture at the option of a Holder upon the happening of a Designated Event in a manner adverse to the Holders of Debentures, or change the obligation of the Company to repurchase any Debenture on a Repurchase Date in a manner adverse to the Holders of Debentures, or reduce the number of shares or the amount of any other property receivable upon conversion of the Debentures, including any Additional Shares, other than in accordance with the terms of the Indenture, or otherwise impair the right of a Holder to convert the Debentures into shares of Common Stock, subject to the terms set forth therein, including Section 4.06 of the Second Supplemental Indenture, or reduce the quorum or the voting requirements under the Indenture, or modify any of the provisions of Section 902 or Section 513 of the Base Indenture, each as amended by the Second Supplemental Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Debenture so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 1002 of the Base Indenture, in each case, without the consent of the Holder of each Debenture so affected.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

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The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Security Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

Notwithstanding anything other provision of this Indenture, so long the Debentures are in the form of Global Securities, the parties to the Indenture and the Holders of such Debentures will be bound at all times by the applicable procedures of the Depositary.

No recourse for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be held against any incorporator, shareholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - TEN ENT - JT TEN -	as tenants in common as tenant by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - (Cust)	Custodian (Minor)
under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	JETBLUE AIRWAYS CORPORATION

WILMINGTON TRUST COMPANY

The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of JetBlue Airways Corporation in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Debenture not converted are to be issued in the name of a Person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated: _______________

Name of Holder or underlying participant of Depository

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock, if any, to be issued, and Debentures, if any, to be delivered, and the Person to whom cash, if any, is to be made, if other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):

$
Social Security or Other Taxpayer Identification Number:

OPTION TO ELECT REDEMPTION

UPON A DESIGNATED EVENT

TO:	JETBLUE AIRWAYS CORPORATION

WILMINGTON TRUST COMPANY

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from JetBlue Airways Corporation (the “Company”) as to the effective date of a Designated Event with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Designated Event Redemption Date, to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: ____________

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid (if less than all):

Social Security or Other Taxpayer Identification Number

REPURCHASE NOTICE

TO:	JETBLUE AIRWAYS CORPORATION

WILMINGTON TRUST COMPANY

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from JetBlue Airways Corporation (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Debenture Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

For value received                                hereby sell(s) assign(s) and transfer(s) unto                                (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints                                attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated: _______________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, al in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Option to Elect Redemption Upon a Designated Event, the Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Schedule I

JETBLUE AIRWAYS CORPORATION

5.50% Convertible Debenture Due 2038 [2]

No.

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian

[2] Include for Global Debentures only.